Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Meg Maise (Corporate Press/Investor Relations)

Take-Two Interactive Software, Inc.

(646) 536-2932

meg.maise@take2games.com

Take-Two Interactive Software, Inc. Reports

First Quarter Fiscal 2010 Financial Results

New York, NY — March 3, 2010 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today announced financial results for its first quarter ended January 31, 2010.

Net revenue for the first fiscal quarter was $163.2 million, compared to $149.4 million for the same quarter of fiscal 2009. First quarter fiscal 2010 sales were led by Borderlands™, NBA® 2K10, Grand Theft Auto IV, Grand Theft Auto: Episodes from Liberty City and Carnival Games™.

Net loss from continuing operations for the first quarter was $33.8 million or $0.43 per share, compared to a net loss from continuing operations of $53.8 million or $0.71 per share in the first quarter of fiscal 2009.

The first quarter 2010 results from continuing operations included $6.4 million in stock-based compensation expense ($0.08 per share); $1.7 million in non-cash interest expense on the Company’s convertible notes ($0.02 per share); $0.7 million in professional fees and expenses related to unusual matters ($0.01 per share); and $0.6 million in non-cash tax expense ($0.01 per share). Results from continuing operations for the first quarter of 2009 included $6.2 million in stock-based compensation expense ($0.08 per share); and $4.9 million in professional fees and expenses related to unusual matters ($0.06 per share).

Non-GAAP net loss from continuing operations was $24.4 million or $0.31 per share in the first quarter of fiscal 2010, compared to non-GAAP net loss from continuing operations of $42.8 million or $0.56 per share in the first quarter of 2009.  (Please refer to Non-GAAP Financial Measures and reconciliation tables included later in this release for additional information and details on non-GAAP items).

Business Highlights

•                  Consistent with Take-Two’s strategy to focus its resources on its core publishing business, the Company completed the previously announced sale of its Jack of All Games distribution business to SYNNEX Corporation on February 26, 2010. The transaction was valued at approximately $44 million, including $37.5 million in cash at closing and up to an additional $6.75 million in deferred payments subject to the achievement of certain objectives after the close of the transaction.  For the first quarter ended January 31, 2010, the results of the Company’s distribution segment were excluded from continuing operations and have been reclassified to discontinued operations.  Net loss from discontinued operations for the first quarter was $0.1 million or $0.00 per share.

•                  Take-Two is in the process of implementing a targeted restructuring of its corporate departments in order to align resources more closely with its current goals.  The restructuring involves a 15% reduction in corporate headcount and other cost savings initiatives, and is expected to result in approximately $8 million in savings in fiscal 2010, and $15 million on an annualized basis.

Product Milestones

•                  2K Games launched BioShock 2 globally on February 9. The title has been a commercial and critical success, and has shipped over 3 million units to date. The original BioShock title launched in August 2007 has now sold over 4 million units, bringing the total sales of the franchise to 7 million units.

•                  NBA 2K10 from 2K Sports has shipped over 2 million units. The title continues to be the #1 selling and #1 rated basketball game for the Xbox 360 and PlayStation 3 through January 2010, according to The NPD Group’s estimates of U.S. retail video game sales and Metacritic.com.

•                  Grand Theft Auto IV from Rockstar Games has sold over 15 million units globally.

•                  2K Play’s Carnival Games franchise has sold over 6 million units worldwide on the Wii and DS.

Product Highlights

•                  Red Dead Redemption from Rockstar Games is now planned for release on May 18, 2010 in North America and May 21, 2010 internationally.

•                  Rockstar Games announced Grand Theft Auto: Episodes from Liberty City for the PlayStation 3 and Games for Windows® - LIVE, both planned for release on March 30, 2010. The Lost and Damned and The Ballad of Gay Tony will be available at the same time for digital download.

•                  2K Games announced the development of Sid Meier’s Civilization® V, the newest entry from the strategy-based franchise, coming to PC this fall.

Financial Guidance

The Company is providing initial guidance for the second quarter ending April 30, 2010 and updating its guidance for the fiscal year ending October 31, 2010. The Company’s fiscal year 2010 guidance provided below assumes the following factors:

•                  a non-GAAP net loss from the Company’s Major League Baseball® business in the range of $30 to $35 million, or $0.38 to $0.44 per share;

•                  the launch of Red Dead Redemption in the third fiscal quarter; and

•                  L.A. Noire, Mafia II, Max Payne 3 and Sid Meier’s Civilization V are all planned for release in the fourth fiscal quarter; however, the Company’s fiscal year 2010 guidance reflects the potential movement of one of these titles into fiscal 2011.

	Second quarter ending 4/30/2010	Fiscal year ending 10/31/2010

Revenue	$250 to $300 million	$725 to $925 million

Non-GAAP EPS from continuing operations	$0.20 to $0.30	$(0.40) to $(0.60)

Stock-based compensation expense per share (a)	$0.08	$0.40

Non-cash interest expense related to convertible debt (b)	$0.02	$0.09

Business restructuring costs and expenses related to unusual legal matters	$0.01	$0.02

Non-cash tax expense	$0.01	$0.04

(a)          The Company’s stock-based compensation expense for the second quarter and fiscal year 2010 includes the cost of approximately 2 million stock options and 1.5 million shares previously issued to ZelnickMedia that are subject to variable accounting. Actual expense to be recorded in connection with these options and shares is dependent upon several factors, including future changes in Take-Two’s stock price.

(b)         The Company adopted a new accounting standard in the first quarter of fiscal 2010 that requires convertible debt to be bifurcated into debt and equity components.  As a result of the new standard, the Company has begun to record non-cash interest expense on its convertible notes, in addition to the interest expense already recorded for coupon payments.

Key assumptions and dependencies underlying the Company’s guidance include continued consumer acceptance of the Xbox 360, PlayStation 3 and Wii; the ability to develop and publish products that capture market share for these current generation systems while continuing to leverage opportunities on certain prior generation platforms; as well as the timely delivery of the titles detailed in this release.

Product Releases

The following titles shipped to date during fiscal 2010:

Title	Platform

BioShock® 2	Xbox 360, PS3, PC
Borderlands: Mad Moxxi’s Underdome Riot (DLC)	Xbox 360, PS3, PC
Borderlands: The Secret Armory of General Knoxx (DLC)	Xbox 360, PS3, PC
Borderlands: The Zombie Island of Dr. Ned (DLC)	Xbox 360, PS3, PC
Dora the Explorer: Dora Saves the Crystal Kingdom	PS2
Grand Theft Auto: Chinatown Wars	iPhone and iPod touch
Major League Baseball® 2K10	Xbox 360, PS3, PS2, PSP, Wii, DS, PC
The Misadventures of P.B. Winterbottom	Xbox LIVE®
NBA® 2K10	Wii
Ringling Bros. and Barnum & Bailey™	Wii, DS

Take-Two’s lineup of key titles announced to date for the remainder of fiscal 2010 includes:

Title	Platform

L.A. Noire	Xbox 360, PS3
Mafia® II	Xbox 360, PS3, PC
Max Payne 3	Xbox 360, PS3, PC
NBA® 2K11	TBA
NHL® 2K11	Wii
Red Dead Redemption	Xbox 360, PS3
Sid Meier’s Civilization® V	PC

Management Comment

Strauss Zelnick, Chairman of Take-Two, stated, “We are pleased to begin this fiscal year with better than expected results that reflect our ability to produce compelling titles and to enhance the potential of our franchises through downloadable content and digital offerings.  We’ve also taken important steps to improve the efficiency of our business and align our corporate cost structure more closely with our current goals.  Our updated outlook for 2010 underscores a prudent approach toward what we still believe to be a challenging year ahead.  We remain committed to creating long term value, and continuing to improve upon our execution and efficiency.”

Ben Feder, Chief Executive Officer of Take-Two, commented, “Our first quarter performance was driven by the market dominance of NBA 2K10, successful launch of Borderlands, growth of our digital business and continued strength of our catalog titles. We are building upon this success with the global launch of BioShock 2, and have a strong line up of triple-A titles from our diverse portfolio of proven brands planned for release this fiscal year. Take-Two has been strengthened through our cost savings initiatives and the sale of Jack of All Games, which allows us to focus our resources solely on our core business.  We will continue to evaluate our cost structure for additional savings, and work to maximize the value of our intellectual property by selectively engaging in strategic opportunities in emerging markets and new platforms.”

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses non-GAAP measures of financial performance that exclude certain non-recurring or non-cash items.  Non-GAAP gross profit, income (loss) from operations, net income (loss) and earnings (loss) per share are measures that exclude certain non-recurring or non-cash items and should be considered in addition to results prepared in accordance with GAAP.  They are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results.  These non-GAAP financial measures may be different from similarly titled measures used by other companies.

The non-GAAP measures exclude the following items from the Company’s statements of operations:

•                  Stock-based compensation;

•                  Business reorganization, restructuring and related expenses;

•                  Professional fees and expenses associated with unusual legal and other matters;

•                  Non-cash interest expense related to convertible debt; and

•                  Non-cash tax expense for the impact of deferred tax liabilities associated with tax deductible amortization of goodwill.

In addition, the Company may consider whether other significant non-recurring items that arise in the future should also be excluded from the non-GAAP financial measures it uses.

The Company believes that these non-GAAP financial measures, when taken into consideration with the corresponding GAAP financial measures, are important in gaining an understanding of the Company’s ongoing business. These non-GAAP financial measures also provide for comparative results from period to period.  Therefore, the Company believes it is appropriate to exclude certain items as follows:

Stock-based compensation

The Company does not consider stock-based compensation charges when evaluating business performance and management does not contemplate stock-based compensation expense in its short and long-term operating plans.  The Company places greater emphasis on stockholder dilution than accounting charges when assessing the impact of stock-based equity awards.

Business reorganization, restructuring and related expenses

From time to time, the Company may engage in business reorganization and restructuring activities, which may result in costs related to severance, asset write-offs and associated professional fees. The Company does not engage in reorganization activities on a regular basis and therefore believes it is appropriate to exclude business reorganization, restructuring and related expenses from its non-GAAP financial measures.

Professional fees and expenses associated with unusual legal and other matters

The Company has incurred significant legal and other professional fees associated with both the investigation of its historical stock option granting practices and the Company’s responses to related governmental inquiries and civil lawsuits. One of management’s primary objectives is to bring conclusion to its outstanding legal matters.  The Company continues to incur expenses for professional fees and has accrued for legal settlements that are outside its ordinary course of business. As a result, the Company has excluded such expenses from its non-GAAP financial measures.

Non-cash interest expense related to convertible debt

The Company adopted a new accounting standard in the first quarter of fiscal 2010 that requires convertible debt to be bifurcated into debt and equity components.  As a result of the new standard, the Company has begun to record non-cash interest expense on its convertible notes, in addition to the interest expense already recorded for coupon payments.  The Company excludes the non-cash portion of the interest expense from its non-GAAP financial measures because these amounts are unrelated to its ongoing business operations.

Non-cash tax expense for the impact of deferred tax liabilities associated with tax deductible amortization of goodwill

The Company records non-cash tax expense for the impact of deferred tax liabilities associated with tax deductible amortization of goodwill.  Due to the nature of the adjustment as well as the expectation that it will not have any cash impact in the foreseeable future, the Company believes it is appropriate to exclude this expense from its non-GAAP financial measures.

EBITDA and Adjusted EBITDA

Earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”) is a financial measure not calculated and presented in accordance with U.S. GAAP.  Management uses EBITDA adjusted for business reorganization and related expenses (“Adjusted EBITDA”), among other measures, in evaluating the performance of the Company’s business units.  Adjusted EBITDA is also a significant component of the Company’s incentive compensation plans. Adjusted EBITDA should not be considered in isolation from, or as a substitute for, net income/(loss) prepared in accordance with GAAP.

Reclassifications

Certain prior year amounts have been reclassified to conform to current year presentation.

About Take-Two Interactive Software, Inc.

Headquartered in New York City, Take-Two Interactive Software, Inc. is a global developer, marketer and publisher of interactive entertainment software games for the PC, PlayStation®3 and PlayStation®2 computer entertainment systems, PSP® (PlayStation®Portable) system, Xbox 360® video game and entertainment system from Microsoft, Wii™, Nintendo DS™, iPhone™ and iPod® touch. The Company publishes and develops products through its wholly owned labels Rockstar Games and 2K, which publishes its titles under 2K Games, 2K Sports and 2K Play. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles for current generation platforms, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, our reliance on a primary distribution service provider for a significant portion of our products, our ability to raise capital if needed, risks associated with international operations, and the matters relating to the investigation by a special committee of our board of directors of the Company’s stock option grants and the claims and proceedings relating thereto (including stockholder and derivative litigation and negative tax or other implications for the Company resulting from any accounting adjustments or other factors). Other important factors and information are contained in the Company’s Annual Report on Form

10-K for the fiscal year ended October 31, 2009, in the section entitled “Risk Factors,” and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

	Three months ended January 31,
	2010	2009
		(as adjusted)(1)

Net revenue	$163,238	$149,351

Cost of goods sold:
Product costs	53,079	51,762
Software development costs and royalties	37,330	23,302
Internal royalties	2,118	20,472
Licenses	7,831	7,181
Total cost of goods sold	100,358	102,717

Gross profit	62,880	46,634

Selling and marketing	41,094	38,671
General and administrative	28,695	38,455
Research and development	15,455	20,943
Depreciation and amortization	4,159	4,782
Total operating expenses	89,403	102,851
Loss from continuing operations	(26,523)	(56,217)
Interest and other, net	(4,813)	2,388
Loss from continuing operations before income taxes	(31,336)	(53,829)
Provision for income taxes	2,486	19
Net loss from continuing operations	(33,822)	(53,848)
Income (loss) from discontinued operations, net of taxes	(52)	3,460
Net loss	$(33,874)	$(50,388)

Earnings (loss) per share:
Continuing operations	$(0.43)	$(0.71)
Discontinued operations	(0.00)	0.05
Basic earnings (loss) per share	$(0.43)	$(0.66)

Continuing operations	$(0.43)	$(0.71)
Discontinued operations	(0.00)	0.05
Diluted earnings (loss) per share	$(0.43)	$(0.66)

Weighted average shares outstanding:
Basic	78,139	76,102
Diluted	78,139	76,102

(1) As adjusted to reflect the sale of Jack of All Games which was completed in February 2010.

	Three months ended January 31,
OTHER INFORMATION	2010	2009

Geographic revenue mix
North America	75%	58%
International	25%	42%

Platform revenue mix
Microsoft Xbox 360	42%	19%
Sony PlayStation 3	19%	15%
Nintendo Wii	13%	19%
PC	8%	24%
Sony PSP	6%	8%
Sony PlayStation 2	6%	9%
Nintendo DS	5%	5%
Other	1%	1%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	January 31,	October 31,
	2010	2009
	(unaudited)	(as adjusted)(1)
ASSETS
Current assets:
Cash and cash equivalents	$105,984	$102,083
Accounts receivable, net of allowances of $34,328 and $37,191 at January 31, 2010 and October 31, 2009, respectively	45,063	181,065
Inventory	50,662	26,687
Software development costs and licenses	186,846	167,341
Prepaid taxes and taxes receivable	9,686	8,814
Prepaid expenses and other	49,261	47,473
Assets held for sale	73,838	95,104
Total current assets	521,340	628,567

Fixed assets, net	25,052	27,049
Software development costs and licenses, net of current portion	72,678	75,521
Goodwill	218,826	220,881
Other intangibles, net	22,894	23,224
Other assets	32,554	31,886
Total assets	$893,344	$1,007,128

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$64,037	$114,379
Accrued expenses and other current liabilities	164,453	172,784
Deferred revenue	15,939	6,334
Liabilities held for sale	29,154	60,796
Total current liabilities	273,583	354,293

Long-term debt	98,726	97,063
Income taxes payable	10,242	10,146
Total liabilities	382,551	461,502
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000 shares authorized	—	—
Common stock, $.01 par value, 150,000 shares authorized; 83,790 and 81,925 shares issued and outstanding at January 31, 2010 and October 31, 2009, respectively	838	819
Additional paid-in capital	665,756	658,794
Accumulated deficit	(156,053)	(122,179)
Accumulated other comprehensive income	252	8,192
Total stockholders’ equity	510,793	545,626

Total liabilities and stockholders’ equity	$893,344	$1,007,128

(1) As adjusted to reflect the following items:

• the sale of Jack of All Games which was completed in February 2010;

• the retroactive adoption of new convertible debt accounting guidance; and

• the reclassification of certain prior year amounts to conform to current year presentation for comparative purposes.

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in thousands)

	Three months ended January 31,
	2010	2009
		(as adjusted)(1)
Operating activities:
Net loss	$(33,874)	$(50,388)

Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Amortization and impairment of software development costs and licenses	20,866	20,092
Depreciation and amortization	4,159	4,782
(Income) loss from discontinued operations	52	(3,460)
Amortization and impairment of intellectual property	30	390
Stock-based compensation	6,437	6,182
Deferred income taxes	(84)	(177)
Other, net	2,900	(3,841)
Changes in assets and liabilities, net of effect from purchases of businesses:
Accounts receivable	136,002	78,891
Inventory	(23,975)	13,961
Software development costs and licenses	(40,685)	(31,613)
Prepaid expenses, other current and other non-current assets	(3,557)	(7,221)
Deferred revenue	9,605	(2,323)
Accounts payable, accrued expenses, income taxes payable and other liabilities	(63,144)	(78,830)
Net cash used by discontinued operations	(10,703)	(3,254)
Net cash provided by (used for) operating activities	4,029	(56,809)

Investing activities:
Purchase of fixed assets	(1,820)	(2,198)
Net cash used for investing activities	(1,820)	(2,198)
Financing activities:
Proceeds from exercise of employee stock options	—	4
Net cash provided by financing activities	—	4
Effects of exchange rates on cash and cash equivalents	1,692	(3,438)
Net increase (decrease) in cash and cash equivalents	3,901	(62,441)
Cash and cash equivalents, beginning of year	102,083	280,277
Cash and cash equivalents, end of period	$105,984	$217,836

(1) As adjusted to reflect the following items:

• the sale of Jack of All Games which was completed in February 2010;

• the retroactive adoption of new convertible debt accounting guidance; and

• the reclassification of certain prior year amounts to conform to current year presentation for comparative purposes.

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

		Non-GAAP Reconciling Items
	Three months		Professional				Non-GAAP three
	ended January 31,	Discontinued	fees and	Stock-based	Non-cash	Non-cash	months ended January 31,
	2010	operations	legal matters	compensation	interest expense	tax expense	2010

Net revenue	$163,238	$—	$—	$—	$—	$—	$163,238

Cost of goods sold:
Product costs	53,079	—	—	—	—	—	53,079
Software development costs and royalties	37,330	—	—	(1,670)	—	—	35,660
Internal royalties	2,118	—	—	—	—	—	2,118
Licenses	7,831	—	—	—	—	—	7,831
Total cost of goods sold	100,358	—	—	(1,670)	—	—	98,688

Gross profit	62,880	—	—	1,670	—	—	64,550

Selling and marketing	41,094	—	—	(716)	—	—	40,378
General and administrative	28,695	—	(682)	(2,607)	—	—	25,406
Research and development	15,455	—	—	(1,444)	—	—	14,011
Depreciation and amortization	4,159	—	—	—	—	—	4,159
Total operating expenses	89,403	—	(682)	(4,767)	—	—	83,954
Loss from continuing operations	(26,523)	—	682	6,437	—	—	(19,404)
Interest and other, net	(4,813)	—	—	—	1,663	—	(3,150)
Loss from continuing operations before income taxes	(31,336)	—	682	6,437	1,663	—	(22,554)
Provision for income taxes	2,486	—	—	—	—	(644)	1,842
Net loss from continuing operations	(33,822)	—	682	6,437	1,663	644	(24,396)
Income (loss) from discontinued operations, net of taxes	(52)	52	—	—	—	—	—
Net loss	$(33,874)	$52	$682	$6,437	$1,663	$644	$(24,396)

Earnings (loss) per share:*
Continuing operations	$(0.43)	$—	$0.01	$0.08	$0.02	$0.01	$(0.31)
Discontinued operations	(0.00)	0.00	—	—	—	—	—
Basic earnings (loss) per share	$(0.43)	$0.00	$0.01	$0.08	$0.02	$0.01	$(0.31)

Continuing operations	$(0.43)	$—	$0.01	$0.08	$0.02	$0.01	$(0.31)
Discontinued operations	(0.00)	0.00	—	—	—	—	—
Diluted earnings (loss) per share	$(0.43)	$0.00	$0.01	$0.08	$0.02	$0.01	$(0.31)

Weighted average shares outstanding
Basic	78,139	78,139	78,139	78,139	78,139	78,139	78,139
Diluted	78,139	78,139	78,139	78,139	78,139	78,139	78,139

EBITDA:
Loss from continuing operations before income taxes	$(31,336)						$(22,554)
Interest	3,909						2,246
Depreciation and amortization	4,159						4,159
EBITDA	$(23,268)						$(16,149)

*Earnings (loss) per share may not add due to rounding

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

		Non-GAAP Reconciling Items
	Three months		Professional		Non-GAAP three
	ended January 31,	Discontinued	fees and	Stock-based	months ended January 31,
	2009	operations	legal matters	compensation	2009

Net revenue	$149,351	$—	$—	$—	$149,351

Cost of goods sold:
Product costs	51,762	—	—	—	51,762
Software development costs and royalties	23,302	—	—	(1,172)	22,130
Internal royalties	20,472	—	—	—	20,472
Licenses	7,181	—	—	—	7,181
Total cost of goods sold	102,717	—	—	(1,172)	101,545

Gross profit	46,634	—	—	1,172	47,806

Selling and marketing	38,671	—	—	(493)	38,178
General and administrative	38,455	—	(4,859)	(3,391)	30,205
Research and development	20,943	—	—	(1,126)	19,817
Depreciation and amortization	4,782	—	—	—	4,782
Total operating expenses	102,851	—	(4,859)	(5,010)	92,982
Loss from continuing operations	(56,217)	—	4,859	6,182	(45,176)
Interest and other, net	2,388	—	—	—	2,388
Loss from continuing operations before income taxes	(53,829)	—	4,859	6,182	(42,788)
Provision for income taxes	19	—	—	—	19
Net loss from continuing operations	(53,848)	—	4,859	6,182	(42,807)
Income (loss) from discontinued operations, net of taxes	3,460	(3,460)	—	—	—
Net loss	$(50,388)	$(3,460)	$4,859	$6,182	$(42,807)

Earnings (loss) per share:*
Continuing operations	$(0.71)	$—	$0.06	$0.08	$(0.56)
Discontinued operations	0.05	(0.05)	—	—	—
Basic earnings (loss) per share	$(0.66)	$(0.05)	$0.06	$0.08	$(0.56)

Continuing operations	$(0.71)	$—	$0.06	$0.08	$(0.56)
Discontinued operations	0.05	(0.05)	—	—	—
Diluted earnings (loss) per share	$(0.66)	$(0.05)	$0.06	$0.08	$(0.56)

Weighted average shares outstanding
Basic	76,102	76,102	76,102	76,102	76,102
Diluted	76,102	76,102	76,102	76,102	76,102

EBITDA:
Loss from continuing operations before income taxes	$(53,829)				$(42,788)
Interest	1,545				1,545
Depreciation and amortization	4,782				4,782
EBITDA	$(47,502)				$(36,461)

*Earnings (loss) per share may not add due to rounding